Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                    --------

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-09507) and Form S-8 (File Nos. 33-61837, 333-14681 and 333-76809) of our report dated July 12, 1999 relating to the financial statements which appear in ION Networks, Inc. and Subsidiaries' Annual Report on Form 10-KSB for the year ended March 31, 1999.



/s/ PricewaterhouseCoopers LLP

New York, New York
July 13, 1999